Exhibit 5.1

[Eaton Peabody Letterhead]

December 15, 2009

Board of Directors

Bar Harbor Bankshares

82 Main Street

P.O. Box 400

Bar Harbor, Maine 04609-0400

Re:   Legality Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

Eaton Peabody P.A., has acted as local Maine counsel to Bar Harbor Bankshares, a Maine corporation and financial institution holding company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 920,000 shares of the Company’s common stock, par value $2.00 per share (the “Shares”), which includes up to 120,000 shares of the Company’s common stock that may be issued upon exercise of an option granted to the Underwriter (as defined below) to purchase additional shares of the Company’s common stock to cover over-allotments, if any, pursuant to the terms of an Underwriting Agreement dated December 15, 2009 (the “Underwriting Agreement”), by and between the Company and RBC Capital Markets Corporation, as the Underwriter (the “Underwriter”). The Shares are being offered and sold under a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on October 13, 2009 (File No. 333-162450) (the “Registration Statement”), which Registration Statement includes a base prospectus dated November 3, 2009 (the “Base Prospectus”), and a prospectus supplement dated December 15, 2009 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus, the Company’s form of common stock certificate, the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and excerpts of minutes of meetings or consent actions in lieu of meetings of the Board of Directors or committees of the Board of Directors of the

Board of Directors

December 15, 2009

Company. We have also received from officers of the Company certain other documents, corporate records, certificates and representations concerning factual matters. We have reviewed such other documents and certificates, made such inquiries of public officials, and made such review of laws as we consider necessary for purposes of this opinion. We have relied as to matters of fact upon the above documents and investigation.

We have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement and the Prospectus, will be validly issued, fully paid and nonassessable.

We are licensed to practice law in the State of Maine and in rendering the opinion set forth herein, we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Maine as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K, which Form 8-K will be incorporated by reference in the Prospectus constituting part of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above-described Form 8-K and to the reference to our name under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ EATON PEABODY P.A.